Exhibit 99.1

Corporate Communications
mediarelations@aa.com

Investor Relations
investor.relations@aa.com

FOR RELEASE: Thursday, Jan. 20, 2022
AMERICAN AIRLINES REPORTS FOURTH-QUARTER
AND FULL-YEAR 2021 FINANCIAL RESULTS
FORT WORTH, Texas –– American Airlines Group Inc. (NASDAQ: AAL) today reported its fourth-quarter and full-year 2021 financial results, including:
•Fourth-quarter revenue of $9.4 billion, down 17% versus the same period in 2019 on a 13% reduction in total available seat miles (ASMs) versus the same period in 2019.
•Fourth-quarter net loss of $931 million, or ($1.44) per share. Excluding net special items1, fourth-quarter net loss was $921 million, or ($1.42) per share.
•Full-year net loss of $2.0 billion, or ($3.09) per share. Excluding net special items2, full-year net loss was $5.4 billion, or ($8.38) per share.
•Safely transported more than 165 million passengers in 2021, more than any other U.S. carrier.
•Ended the fourth quarter with $15.8 billion of total available liquidity, the highest year-end liquidity balance in company history.
“As we close out the second year of operating in a global pandemic, we are incredibly proud of the American Airlines team,” said American’s Chairman and CEO Doug Parker. “Over the past year, we have experienced periods of high travel demand countered by periods of decreased demand due to new COVID-19 variants. This volatility has created the most challenging planning environment in the history of commercial aviation. Yet the American team has delivered, growing back faster and further than any other U.S. airline to meet this unpredictable demand. Looking ahead, I’m excited about the future of American with Robert Isom as its new CEO. While we still have work to do as the recovery from the pandemic continues, I have no doubt the best is yet to come for American.”
For the full-year 2021, American achieved its best performance in on-time arrivals, on-time departures and completion factor since the pandemic, despite flying significantly more than any other airline. American’s relative operating performance was particularly strong during the important year-end holiday period. The company’s on-time performance in December was better than any December in years prior to the pandemic, and American performed better than its primary competitors in these operational metrics during the month. These results were achieved despite an increase in sick calls toward the end of the year due to the omicron variant.

American Airlines Reports Fourth-Quarter and Full-Year 2021 Financial Results
Jan. 20, 2022

“We’re very proud of the way our team delivered throughout 2021,” said American’s President and incoming CEO Robert Isom. “Looking forward, our focus in 2022 will be to continue running a reliable airline, returning to profitability, and delivering on our long-term plan to deleverage the balance sheet.”
American is committed to strengthening its business and achieving profitability by focusing on its three strategic objectives: Create a world-class customer experience, make culture a competitive advantage and build American to thrive forever.
To create a world-class customer experience, American:
•Expanded its Northeast Alliance (NEA) with JetBlue to provide members of the AAdvantage® and TrueBlue Mosaic loyalty programs with reciprocal elite benefits when traveling on either airline. Customers will experience even more benefits from the NEA this year, including the most flight choices in dozens of markets from New York and Boston, lie-flat seats on all transcontinental routes and a robust international network.
•Introduced a redesign of the AAdvantage loyalty program, effective in 2022, that removes complicated elite qualifying metrics in favor of an easy-to-understand point system that provides members with multiple ways to earn status. Starting this year, AAdvantage members can earn status by flying, using an AAdvantage credit card for purchases, or spending with an AAdvantage partner.
•Announced plans to build a new 15,000+-square-foot Admirals Club in Austin, Texas (AUS). The lounge will seat more than 250 customers, making it the largest airport lounge in Austin. Construction will begin this year.
•Was recognized with the prestigious Five Star rating in The APEX Official Airline Ratings™, Global Airline category, for the fourth consecutive year. The award is based on customer feedback on the overall travel experience.
•Announced new service between New York’s John F. Kennedy International Airport (JFK) and Doha, Qatar (DOH), which will launch this summer as part of its deepening relationship with Qatar Airways.
To make culture a competitive advantage, American:
•Celebrated the opening of its Robert L. Crandall Campus in Fort Worth, Texas. Team members from across the system attended with their families and friends and joined a ribbon-cutting ceremony with American’s retired Chairman and CEO Bob Crandall.
•Welcomed its first flight attendant graduating class since the start of the pandemic. These new flight attendants waited more than 600 days to officially join the airline.
•Worked to ensure its team members are vaccinated against COVID-19. More than 97% of American’s team members have submitted proof of vaccination or a request for a medical or religious accommodation.
To build American to thrive forever, American:
•Announced its leadership succession plan in early December. Doug Parker will retire as CEO of American on March 31 and will be succeeded by current President Robert Isom. Isom will join American’s board of directors on the same date, and Parker will continue to serve as chairman of the board. American also announced the senior leadership team that will report to Isom when he becomes CEO.
•Ended the fourth quarter with $15.8 billion of total available liquidity.
•Was included in the Dow Jones Sustainability North America Index for the first time, the only passenger airline to be included. The recognition is a testament to the airline’s

American Airlines Reports Fourth-Quarter and Full-Year 2021 Financial Results
Jan. 20, 2022

ongoing commitment to excellence in Environmental, Social and Governance (ESG) matters, including reducing carbon emissions from its operations; advancing diversity, equity and inclusion; and providing regular and transparent ESG disclosures.
•Finalized a new sustainable aviation fuel (SAF) offtake agreement with Aemetis. The agreement brings the airline’s total SAF commitment to more than 120 million gallons over the next decade, a signal of the integral role SAF will play in American’s efforts to reduce its carbon emissions and achieve its ambitious sustainability goals.
•Announced that its board of directors has adopted a tax benefit preservation plan to help preserve the value of its net operating losses and other tax attributes. The company estimates that it has $17.2 billion in cumulative U.S. federal net operating loss carryforwards, which are available to reduce future U.S. corporate income tax liabilities.
Guidance and investor update
American will continue to match its forward capacity with observed bookings trends. Based on current trends, the company expects its first-quarter capacity to be down approximately 8% to 10% compared to the first quarter of 2019. American expects its first-quarter total revenue to be down approximately 20% to 22% versus the first quarter of 2019.
For additional financial forecasting detail, please refer to the company’s investor update, filed with this press release with the SEC on Form 8-K. This filing will also be available at
aa.com/investorrelations.
Conference call and webcast details
The company will conduct a live audio webcast of its financial results conference call at 7:30 a.m. CST today. The call will be available to the public on a listen-only basis at
aa.com/investorrelations. An archive of the webcast will be available on the website through at least Feb. 20.
Notes
See the accompanying notes in the Financial Tables section of this press release for further explanation, including a reconciliation of all GAAP to non-GAAP financial information.
1.The company recognized approximately $9 million of pre-tax net special items in the fourth quarter of 2021, which principally included $29 million of nonoperating special items primarily for mark-to-market net unrealized losses associated with certain equity investments, offset in part by $20 million of mainline operating net special credits.
2.The company recognized $4.4 billion of pre-tax net special items in 2021. Mainline operating special items, net principally included $4.2 billion of Payroll Support Program (PSP) financial assistance, offset in part by $168 million of salary and medical costs primarily associated with certain team members who opted into voluntary early retirement programs offered as a result of reductions to the company's operation due to the COVID-19 pandemic. Regional operating special items, net principally included $539 million of PSP financial assistance, offset in part by a $61 million charge associated with the regional pilot retention program which provides for, among other things, a cash retention bonus paid in the fourth quarter of 2021 to eligible captains at the wholly-owned regional airlines included on the pilot seniority list as of September 1, 2021 and a $27 million non-cash charge to write down regional aircraft resulting from the retirement of the remaining Embraer 140 fleet earlier than planned. The company also recognized $60

American Airlines Reports Fourth-Quarter and Full-Year 2021 Financial Results
Jan. 20, 2022

million of nonoperating net special items, which principally included mark-to-market net unrealized losses associated with certain equity investments and treasury rate lock derivative instruments as well as non-cash charges associated with debt refinancings and extinguishments.
About American Airlines Group
American's purpose is to care for people on life’s journey. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL and the company’s stock is included in the S&P 500. Learn more about what’s happening at American by visiting news.aa.com and connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.
Cautionary statement regarding forward-looking statements and information
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the company’s plans, objectives, expectations, intentions, estimates and strategies for the future, the continuing availability of borrowings under revolving lines of credit, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

American Airlines Reports Fourth-Quarter and Full-Year 2021 Financial Results
Jan. 20, 2022

American Airlines Group Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share amounts)
(Unaudited)

	3 Months Ended December 31,		Percent Increase (Decrease)		12 Months Ended December 31,		Percent Increase (Decrease)
	2021	2020 (1)			2021	2020 (1)
Operating revenues:
Passenger	$8,382	$3,190	nm	(2)	$26,063	$14,518	79.5
Cargo	341	285	19.6		1,314	769	70.8
Other	704	552	27.7		2,505	2,050	22.2
Total operating revenues	9,427	4,027	nm		29,882	17,337	72.4
Operating expenses:
Aircraft fuel and related taxes	2,196	698	nm		6,792	3,402	99.6
Salaries, wages and benefits	3,207	2,637	21.6		11,817	11,229	5.2
Regional expenses:
Regional operating expenses	976	723	35.1		2,888	2,637	9.5
Regional depreciation and amortization	79	79	1.0		316	325	(3.0)
Maintenance, materials and repairs	596	331	79.5		1,979	1,585	24.8
Other rent and landing fees	670	509	31.5		2,619	2,004	30.7
Aircraft rent	360	336	7.1		1,425	1,341	6.2
Selling expenses	353	126	nm		1,098	666	65.0
Depreciation and amortization	579	484	19.8		2,019	2,040	(1.1)
Special items, net	(20)	—	nm		(4,006)	(657)	nm
Other	1,211	619	95.8		3,994	3,186	25.4
Total operating expenses	10,207	6,542	56.0		30,941	27,758	11.5
Operating loss	(780)	(2,515)	(69.0)		(1,059)	(10,421)	(89.8)
Nonoperating income (expense):
Interest income	5	5	5.2		18	41	(55.2)
Interest expense, net	(468)	(376)	24.9		(1,800)	(1,227)	46.8
Other income, net	52	77	(31.9)		293	154	89.6
Total nonoperating expense, net	(411)	(294)	40.1		(1,489)	(1,032)	44.4
Loss before income taxes	(1,191)	(2,809)	(57.6)		(2,548)	(11,453)	(77.7)
Income tax benefit	(260)	(631)	(58.8)		(555)	(2,568)	(78.4)
Net loss	$(931)	$(2,178)	(57.2)		$(1,993)	$(8,885)	(77.6)

Loss per common share:
Basic and diluted	$(1.44)	$(3.81)			$(3.09)	$(18.36)
Weighted average shares outstanding (in thousands):
Basic and diluted	648,766	571,984			644,015	483,888
Note: Percent change may not recalculate due to rounding.
(1)Beginning in the first quarter of 2021, aircraft fuel and related taxes as well as certain salaries, wages and benefits, maintenance, materials and repairs, other rent and landing fees, selling and other expenses are no longer allocated to regional expenses on the Company's condensed consolidated statements of operations. The three and twelve months ended December 31, 2020 condensed consolidated statements of operations have been recast to conform to the 2021 presentation. This statement of operations presentation change has no impact on total operating expenses or net loss.
(2)Not meaningful or greater than 100% change.

American Airlines Reports Fourth-Quarter and Full-Year 2021 Financial Results
Jan. 20, 2022

American Airlines Group Inc.
Consolidated Operating Statistics (1)
(Unaudited)

	3 Months Ended December 31,		Increase (Decrease)	12 Months Ended December 31,		Increase (Decrease)
	2021	2020		2021	2020

Revenue passenger miles (millions)	48,982	21,303	nm %	161,538	91,825	75.9%
Available seat miles (ASM) (millions)	61,105	33,219	83.9%	214,535	143,167	49.8%
Passenger load factor (percent)	80.2	64.1	16.1 pts	75.3	64.1	11.2 pts
Yield (cents)	17.11	14.98	14.3%	16.13	15.81	2.0%
Passenger revenue per ASM (cents)	13.72	9.60	42.8%	12.15	10.14	19.8%
Total revenue per ASM (cents)	15.43	12.12	27.3%	13.93	12.11	15.0%
Cargo ton miles (millions)	485	434	11.7%	2,082	1,383	50.5%
Cargo yield per ton mile (cents)	70.28	65.63	7.1%	63.11	55.63	13.4%

Fuel consumption (gallons in millions)	931	552	68.8%	3,324	2,297	44.7%
Average aircraft fuel price including related taxes (dollars per gallon)	2.36	1.27	86.2%	2.04	1.48	37.9%

Operating cost per ASM (cents)	16.70	19.69	(15.2) %	14.42	19.39	(25.6) %
Operating cost per ASM excluding net special items (cents)	16.74	19.69	(15.0) %	16.50	20.06	(17.8) %
Operating cost per ASM excluding net special items and fuel (cents)	13.14	17.59	(25.3) %	13.33	17.69	(24.6) %

Passenger enplanements (thousands)	49,298	23,637	nm %	165,682	95,324	73.8%
Departures (thousands):
Mainline	252	141	78.7%	870	619	40.6%
Regional	259	174	48.9%	955	720	32.7%
Total	511	315	62.2%	1,825	1,339	36.3%
Average stage length (miles):
Mainline	1,133	1,171	(3.3) %	1,166	1,132	3.0%
Regional	478	498	(4.1) %	486	477	1.8%
Total	801	800	0.1%	810	780	3.9%
Aircraft at end of period:
Mainline (2)	865	855	1.2%	865	855	1.2%
Regional (3)	567	544	4.2%	567	544	4.2%
Total	1,432	1,399	2.4%	1,432	1,399	2.4%
Full-time equivalent employees at end of period:
Mainline	96,800	78,300	23.6%	96,800	78,300	23.6%
Regional (4)	26,600	24,400	9.0%	26,600	24,400	9.0%
Total	123,400	102,700	20.2%	123,400	102,700	20.2%
Note: Amounts may not recalculate due to rounding.
(1)Unless otherwise noted, operating statistics include mainline and regional operations. Regional includes wholly-owned regional airline subsidiaries and operating results from capacity purchase carriers.
(2)Excludes 36 Boeing 737-800 mainline aircraft that are in temporary storage at December 31, 2021.
(3)Includes aircraft owned and leased by American as well as aircraft operated by third-party regional carriers under capacity purchase agreements. Excludes eight Embraer 145 and two Embraer 170 regional aircraft that are in temporary storage at December 31, 2021.
(4)Regional full-time equivalent employees only include our wholly-owned regional airline subsidiaries.

American Airlines Reports Fourth-Quarter and Full-Year 2021 Financial Results
Jan. 20, 2022

American Airlines Group Inc.
Consolidated Revenue Statistics by Region
(Unaudited)

	3 Months Ended December 31,		Increase (Decrease)	12 Months Ended December 31,		Increase (Decrease)
	2021	2020		2021	2020
Domestic (1)
Revenue passenger miles (millions)	38,623	17,915	nm %	130,900	73,083	79.1%
Available seat miles (ASM) (millions)	46,230	26,392	75.2%	161,724	112,349	43.9%
Passenger load factor (percent)	83.5	67.9	15.6 pts	80.9	65.0	15.9 pts
Passenger revenue (dollars in millions)	6,808	2,663	nm %	21,453	11,765	82.4%
Yield (cents)	17.62	14.86	18.6%	16.39	16.10	1.8%
Passenger revenue per ASM (cents)	14.73	10.09	46.0%	13.27	10.47	26.7%

Latin America (2)
Revenue passenger miles (millions)	6,936	2,956	nm %	22,242	11,405	95.0%
Available seat miles (millions)	9,093	4,732	92.2%	33,151	16,273	nm %
Passenger load factor (percent)	76.3	62.5	13.8 pts	67.1	70.1	(3.0) pts
Passenger revenue (dollars in millions)	1,131	466	nm %	3,506	1,852	89.3%
Yield (cents)	16.31	15.76	3.5%	15.76	16.24	(2.9) %
Passenger revenue per ASM (cents)	12.44	9.85	26.3%	10.58	11.38	(7.1) %

Atlantic
Revenue passenger miles (millions)	3,148	266	nm %	7,450	4,982	49.5%
Available seat miles (millions)	5,157	1,368	nm %	16,379	10,251	59.8%
Passenger load factor (percent)	61.0	19.4	41.6 pts	45.5	48.6	(3.1) pts
Passenger revenue (dollars in millions)	410	33	nm %	965	654	47.5%
Yield (cents)	13.03	12.49	4.3%	12.95	13.13	(1.3) %
Passenger revenue per ASM (cents)	7.95	2.43	nm %	5.89	6.38	(7.7) %

Pacific
Revenue passenger miles (millions)	275	166	65.6%	946	2,355	(59.9) %
Available seat miles (millions)	625	727	(14.0) %	3,281	4,294	(23.6) %
Passenger load factor (percent)	44.0	22.9	21.1 pts	28.8	54.8	(26.0) pts
Passenger revenue (dollars in millions)	33	28	15.3%	139	247	(43.7) %
Yield (cents)	11.94	17.15	(30.4) %	14.71	10.49	40.3%
Passenger revenue per ASM (cents)	5.25	3.92	34.0%	4.24	5.75	(26.3) %

Total International
Revenue passenger miles (millions)	10,359	3,388	nm %	30,638	18,742	63.5%
Available seat miles (millions)	14,875	6,827	nm %	52,811	30,818	71.4%
Passenger load factor (percent)	69.6	49.6	20.0 pts	58.0	60.8	(2.8) pts
Passenger revenue (dollars in millions)	1,574	527	nm %	4,610	2,753	67.4%
Yield (cents)	15.20	15.58	(2.4) %	15.05	14.69	2.4%
Passenger revenue per ASM (cents)	10.58	7.73	36.9%	8.73	8.93	(2.3) %
Note: Amounts may not recalculate due to rounding.
(1)Domestic results include Canada, Puerto Rico and U.S. Virgin Islands.
(2)Latin America results include the Caribbean.

American Airlines Reports Fourth-Quarter and Full-Year 2021 Financial Results
Jan. 20, 2022

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
American Airlines Group Inc. (the Company) sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.
The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures:
–Pre-Tax Loss (GAAP measure) to Pre-Tax Loss Excluding Net Special Items (non-GAAP measure)
–Pre-Tax Margin (GAAP measure) to Pre-Tax Margin Excluding Net Special Items (non-GAAP measure)
–Net Loss (GAAP measure) to Net Loss Excluding Net Special Items (non-GAAP measure)
–Basic and Diluted Loss Per Share (GAAP measure) to Basic and Diluted Loss Per Share Excluding Net Special Items (non-GAAP measure)
–Operating Loss (GAAP measure) to Operating Loss Excluding Net Special Items (non-GAAP measure)
Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the Company’s core operating performance.
Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding net special items and fuel. Management uses total operating costs and CASM excluding net special items and fuel to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude fuel and net special items allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

Reconciliation of Pre-Tax Loss Excluding Net Special Items	3 Months Ended December 31,		Percent Increase (Decrease)	12 Months Ended December 31,		Percent Increase (Decrease)
	2021	2020		2021	2020
	(in millions, except share and per share amounts)			(in millions, except share and per share amounts)
Pre-tax loss as reported	$(1,191)	$(2,809)		$(2,548)	$(11,453)
Pre-tax net special items:
Mainline operating special items, net (1)	(20)	—		(4,006)	(657)
Regional operating special items, net (2)	—	—		(449)	(309)
Nonoperating special items, net (3)	29	(36)		60	170
Total pre-tax net special items	9	(36)		(4,395)	(796)

Pre-tax loss excluding net special items	$(1,182)	$(2,845)	(58.5%)	$(6,943)	$(12,249)	(43.3%)

Calculation of Pre-Tax Margin
Pre-tax loss as reported	$(1,191)	$(2,809)		$(2,548)	$(11,453)
Total operating revenues as reported	$9,427	$4,027		$29,882	$17,337
Pre-tax margin	(12.6%)	(69.7%)		(8.5%)	(66.1%)

Calculation of Pre-Tax Margin Excluding Net Special Items
Pre-tax loss excluding net special items	$(1,182)	$(2,845)		$(6,943)	$(12,249)
Total operating revenues as reported	$9,427	$4,027		$29,882	$17,337
Pre-tax margin excluding net special items	(12.5%)	(70.7%)		(23.2%)	(70.7%)

Reconciliation of Net Loss Excluding Net Special Items
Net loss as reported	$(931)	$(2,178)		$(1,993)	$(8,885)
Net special items:
Total pre-tax net special items (1), (2), (3)	9	(36)		(4,395)	(796)
Net tax effect of net special items	1	4		993	170
Net loss excluding net special items	$(921)	$(2,210)	(58.3%)	$(5,395)	$(9,511)	(43.3%)

Reconciliation of Basic and Diluted Loss Per Share Excluding Net Special Items
Net loss excluding net special items	$(921)	$(2,210)		$(5,395)	$(9,511)
Shares used for computation (in thousands):
Basic and diluted	648,766	571,984		644,015	483,888
Loss per share excluding net special items:
Basic and diluted	$(1.42)	$(3.86)		$(8.38)	$(19.66)

American Airlines Reports Fourth-Quarter and Full-Year 2021 Financial Results
Jan. 20, 2022

Reconciliation of Operating Loss Excluding Net Special Items	3 Months Ended December 31,		12 Months Ended December 31,
	2021	2020	2021	2020
	(in millions)		(in millions)
Operating loss as reported	$(780)	$(2,515)	$(1,059)	$(10,421)

Operating net special items:
Mainline operating special items, net (1)	(20)	—	(4,006)	(657)
Regional operating special items, net (2)	—	—	(449)	(309)
Operating loss excluding net special items	$(800)	$(2,515)	$(5,514)	$(11,387)

Reconciliation of Total Operating Cost per ASM Excluding Net Special Items and Fuel
Total operating expenses as reported	$10,207	$6,542	$30,941	$27,758

Operating net special items:
Mainline operating special items, net (1)	20	—	4,006	657
Regional operating special items, net (2)	—	—	449	309
Total operating expenses, excluding net special items	10,227	6,542	35,396	28,724

Aircraft fuel and related taxes	(2,196)	(698)	(6,792)	(3,402)
Total operating expenses, excluding net special items and fuel	$8,031	$5,844	$28,604	$25,322
	(in cents)		(in cents)
Total operating expenses per ASM as reported	16.70	19.69	14.42	19.39

Operating net special items per ASM:
Mainline operating special items, net (1)	0.03	—	1.87	0.46
Regional operating special items, net (2)	—	—	0.21	0.22
Total operating expenses per ASM, excluding net special items	16.74	19.69	16.50	20.06

Aircraft fuel and related taxes per ASM	(3.59)	(2.10)	(3.17)	(2.38)
Total operating expenses per ASM, excluding net special items and fuel	13.14	17.59	13.33	17.69
Note: Amounts may not recalculate due to rounding.
FOOTNOTES:
(1)The 2021 twelve month period mainline operating special items, net principally included $4.2 billion of Payroll Support Program (PSP) financial assistance, offset in part by $168 million of salary and medical costs primarily associated with certain team members who opted into voluntary early retirement programs offered as a result of reductions to the Company's operation due to the COVID-19 pandemic.
Cash payments for salary and medical costs primarily associated with the Company's voluntary early retirement programs were approximately $40 million and $520 million for the 2021 fourth quarter and twelve month period, respectively.
The 2020 twelve month period mainline operating special items, net principally included $3.7 billion of PSP financial assistance, offset in part by $1.5 billion of fleet impairment charges, $1.4 billion of salary and medical costs primarily associated with certain team members who opted into voluntary early retirement programs and $228 million of one-time labor contract expenses due to the ratification of a new contract with the Company's maintenance and fleet service team members, including signing bonuses and adjustments to vacation accruals resulting from pay rate increases.
Cash payments for salary and medical costs primarily associated with the Company's voluntary early retirement programs were approximately $195 million and $365 million for the 2020 fourth quarter and twelve month period, respectively.
Fleet impairment charges resulted from the retirement of certain aircraft earlier than planned driven by the severe decline in air travel due to the COVID-19 pandemic. Mainline aircraft retired in 2020 included the Company's entire Airbus A330-200, Boeing 757, Boeing 767, Airbus A330-300 and Embraer 190 fleets. The 2020 twelve month period fleet impairment charges included a $1.4 billion non-cash write-down of mainline aircraft and spare parts and $102 million in cash charges primarily for impairment of right-of-use assets and lease return costs.
(2)The 2021 twelve month period regional operating special items, net principally included $539 million of PSP financial assistance, offset in part by a $61 million charge associated with the regional pilot retention program which provides for, among other things, a cash retention bonus paid in the fourth quarter of 2021 to eligible captains at the wholly-owned regional airlines included on the pilot seniority list as of September 1, 2021 and a $27 million non-cash charge to write down regional aircraft resulting from the retirement of the remaining Embraer 140 fleet earlier than planned.
The 2020 twelve month period regional operating special items, net included $444 million of PSP financial assistance, offset in part by a $117 million non-cash charge to write-down regional aircraft and spare parts associated with certain Embraer 140 and Bombardier CRJ200 aircraft, which were retired as a result of the severe decline in air travel due to the COVID-19 pandemic.
(3)Principally included mark-to-market net unrealized gains and losses associated with certain equity investments and treasury rate lock derivative instruments as well as non-cash charges associated with debt refinancings and extinguishments.

American Airlines Reports Fourth-Quarter and Full-Year 2021 Financial Results
Jan. 20, 2022

American Airlines Group Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)(Unaudited)

	Year Ended December 31,
	2021	2020
Net cash provided by (used in) operating activities	$704	$(6,543)
Cash flows from investing activities:
Capital expenditures, net of aircraft purchase deposit returns	(208)	(1,958)
Airport construction projects, net	(204)	(173)
Proceeds from sale of property and equipment	193	351
Proceeds from sale-leaseback transactions	181	665
Purchases of short-term investments	(19,454)	(5,873)
Sales of short-term investments	13,923	2,803
Increase in restricted short-term investments	(401)	(308)
Proceeds from vendor	—	90
Other investing activities	(13)	61
Net cash used in investing activities	(5,983)	(4,342)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	12,190	11,780
Payments on long-term debt and finance leases	(7,343)	(3,535)
Proceeds from issuance of equity	460	2,970
Deferred financing costs	(209)	(93)
Treasury stock repurchases and shares withheld for taxes pursuant to employee stock plans	(18)	(173)
Dividend payments	—	(43)
Other financing activities	208	88
Net cash provided by financing activities	5,288	10,994
Net increase in cash and restricted cash	9	109
Cash and restricted cash at beginning of year	399	290
Cash and restricted cash at end of year (1)	$408	$399

(1)The following table provides a reconciliation of cash and restricted cash to amounts reported within the condensed balance sheets:

Cash	$273	$245
Restricted cash included in restricted cash and short-term investments	135	154
Total cash and restricted cash	$408	$399

American Airlines Reports Fourth-Quarter and Full-Year 2021 Financial Results
Jan. 20, 2022

American Airlines Group Inc.
Condensed Consolidated Balance Sheets
(In millions, except shares)

	December 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash	$273	$245
Short-term investments	12,158	6,619
Restricted cash and short-term investments	990	609
Accounts receivable, net	1,505	1,342
Aircraft fuel, spare parts and supplies, net	1,795	1,614
Prepaid expenses and other	615	666
Total current assets	17,336	11,095

Operating property and equipment
Flight equipment	37,856	37,816
Ground property and equipment	9,335	9,194
Equipment purchase deposits	517	1,446
Total property and equipment, at cost	47,708	48,456
Less accumulated depreciation and amortization	(18,171)	(16,757)
Total property and equipment, net	29,537	31,699

Operating lease right-of-use assets	7,825	8,039

Other assets
Goodwill	4,091	4,091
Intangibles, net	1,988	2,029
Deferred tax asset	3,556	3,239
Other assets	2,109	1,816
Total other assets	11,744	11,175
Total assets	$66,442	$62,008

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Current maturities of long-term debt and finance leases	$2,489	$2,797
Accounts payable	1,772	1,196
Accrued salaries and wages	1,489	1,716
Air traffic liability	6,087	4,757
Loyalty program liability	2,896	2,033
Operating lease liabilities	1,506	1,651
Other accrued liabilities	2,766	2,419
Total current liabilities	19,005	16,569

Noncurrent liabilities
Long-term debt and finance leases, net of current maturities	35,571	29,796
Pension and postretirement benefits	5,053	7,069
Loyalty program liability	6,239	7,162
Operating lease liabilities	6,586	6,777
Other liabilities	1,328	1,502
Total noncurrent liabilities	54,777	52,306

Stockholders' equity (deficit)
Common stock, 647,727,595 shares outstanding at December 31, 2021	6	6
Additional paid-in capital	7,234	6,894
Accumulated other comprehensive loss	(5,942)	(7,103)
Retained deficit	(8,638)	(6,664)
Total stockholders' deficit	(7,340)	(6,867)
Total liabilities and stockholders’ equity (deficit)	$66,442	$62,008